Exhibit 99.1
Spyre Therapeutics Reports Third Quarter 2024 Financial Results and Provides Corporate Update
Continued execution towards expected milestones across portfolio, with SPY001 on-track for interim Phase 1 data by year-end 2024, and SPY002 on-track for initiation of first-in-human trials in the fourth quarter of 2024
Presented new data on SPY003, a potential best-in-class half-life extended anti-IL-23 antibody, demonstrating robust preclinical potency and a greater than three-fold increase in non-human primate half-life compared to risankizumab
Accelerated expected initiation of first-in-human trial for SPY003 to the first quarter of 2025
$414 million of cash, cash equivalents, and marketable securities as of September 30, 2024, with expected runway well into 2027, through multiple clinical readouts

Waltham, Mass, November 7, 2024 - Spyre Therapeutics, Inc. ("Spyre" or the "Company") (NASDAQ:SYRE), a clinical-stage biotechnology company utilizing best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches to target improved efficacy and convenience in the treatment of inflammatory bowel disease ("IBD"), today announced its third quarter 2024 financial results and provided program and corporate updates.

“With the recent preclinical updates on SPY003, we have now delivered preclinical data supporting potent, half-life extended molecules across the Spyre portfolio. Our next-generation antibodies targeting α4β7, TL1A, and IL-23 all have best-in-class potential as monotherapies and provide multiple chances to deliver paradigm-changing efficacy as combination therapies,” said Cameron Turtle, DPhil., Chief Executive Officer. “Our continued execution against our program milestones, at or ahead of schedule, puts Spyre on the cusp of a series of value-creating catalysts over the next few quarters, beginning with our expected SPY001 healthy volunteer interim data by the end of this year.”

Development Pipeline Overview and Update

The Company's approach combines best-in-class antibody engineering, rational therapeutic combinations, and precision immunology with the goal of maximizing efficacy, safety, and convenience of its IBD treatments under development. IBD is a chronic condition characterized by inflammation within the gastrointestinal tract, including two main disorders: ulcerative colitis ("UC") and Crohn's disease ("CD"). In the United States, it is estimated that approximately 2.4 million individuals are diagnosed with IBD.

The Company has four programs in nonclinical and clinical development, three of which are targets in IBD validated by third parties. The fourth program is a novel, undisclosed target. The Company is also researching rational combinations of its therapeutic antibody product candidates to target IBD. All three validated targets offer the potential for safe and effective treatment of UC and CD, with infrequent, subcutaneous maintenance dosing as a monotherapy or in combination.

SPY001 – a highly potent and selective investigational anti-α4β7 monoclonal antibody engineered with half-life extension technology and formulated for high concentration to maximize induction exposure and potential remission rates, and to enable infrequent, subcutaneous maintenance dosing.

•In June 2024, the Company announced the initiation of dosing of healthy volunteers in its first-in-human ("FIH") trial of SPY001. The Phase 1 trial is a double blind, placebo-controlled trial expected to enroll approximately 56 healthy volunteers, consisting of at least five single-ascending dose (SAD) cohorts and two multi-ascending dose (MAD) cohorts. Additional cohorts may be added to the study to evaluate pharmacokinetics in healthy volunteers of various ethnicities to facilitate subsequent global clinical trials.
•Interim data from this Phase 1 trial are expected by the end of 2024. The Company expects pharmacokinetic data to demonstrate proof of concept for SPY001, with modeling of potential human half-life of 35 to 40 days translating to an every-eight-week or every-twelve-week subcutaneous maintenance dosing interval.
•In October 2024, updated preclinical data for SPY001 were presented at the United European Gastroenterology Week ("UEGW") Congress, including comparable potency and selectivity to the vedolizumab epitope, as well as head-to-head non-human primate ("NHP") pharmacokinetic data showing an updated half-life of 22 days, a greater than three-fold increase relative to vedolizumab*. These data further support our target human half-life for SPY001 of more than 35 days, predicted by allometric scaling.

SPY002 – a program with two highly potent, half-life extended, anti-TL1A investigational monoclonal antibody candidates with potential best-in-class binding affinity. The Company believes TL1A has emerged as one of the most promising targets in IBD and broader immunology indications.

•The Company has nominated two lead SPY002 development candidates which bind both TL1A monomers and trimers, have in vitro subnanomolar potency, and have preclinical data supporting pharmacokinetic half-lives that potentially exceed all clinical-stage TL1A antibodies. The 28-day GLP toxicity studies in NHPs were completed, demonstrating a favorable safety profile with the highest dose level evaluated as the no-observed-adverse-effect-level ("NOAEL") for both SPY002 candidates.
•The Company expects to begin FIH trials of both SPY002 candidates in the fourth quarter of 2024, with healthy volunteer interim data expected in the first half of 2025. If successful, the Company expects one SPY002 candidate would then advance into further clinical development.
•In October 2024, preclinical data for both SPY002 development candidates were presented at UEGW demonstrating superior or comparable in vitro potency to first-generation anti-TL1As, as well as a pharmacokinetic half-life of 24 days in NHPs, which represents a two to three-fold increase compared to these same first-generation anti-TL1As.

SPY003 – a highly potent and selective investigational monoclonal antibody targeting the p19 subunit of IL-23, engineered with half-life extension technology.

•In October 2024, preclinical data for SPY003 were presented for the first time at UEGW, demonstrating comparable potency to risankizumab*, as well as a pharmacokinetic half-life of 30 days in NHPs, which represents a greater than three-fold increase compared to risankizumab. These data also demonstrated that SPY003 exhibits high selectivity and affinity for IL-23 and potently inhibits downstream cellular signaling.
•The Company accelerated the expected initiation of FIH trials to the first quarter of 2025. The Company nominated its potential best-in-class development candidate in June 2024 and is currently progressing through IND-enabling studies.
•Data from the Phase 3 SEQUENCE trial of risankizumab versus ustekinumab in Crohn's disease, as well as recent data from the Phase 3 VIVID-1 trial of mirikizumab versus ustekinumab, validate the

Company's targeting of the p19 subunit as it demonstrated superiority to targeting the p40 subunit common to IL-12 and IL-23 in those studies.

Rational Combinations – the Company plans to investigate combinations of our proprietary antibodies in nonclinical studies and clinical trials in order to evaluate whether combination therapy can potentially lead to best-in-class efficacy in IBD, with less frequent dosing.

•In October 2024, preclinical data for SPY130 and SPY230 were presented at UEGW, demonstrating enhanced efficacy and pharmacodynamics with SPY003 in combination with SPY001 and with SPY002.
•The Company expects to initiate a Phase 2 clinical trial in 2025 that is intended to include each of our rational combinations, as well as all three of our lead monotherapy programs.
Recent Corporate Updates

•In October 2024, the Company announced the appointment of Sheldon Sloan, M.D., M. Bioethics, as Chief Medical Officer. Dr. Sloan's 25+ years of experience in both large pharmaceutical and small biotech companies, featuring an extensive track record of program leadership in the field of Inflammation and Immunology, will be invaluable to guide the Company as it advances its potentially best-in-class IBD portfolio.

*In this press release, comparisons to vedolizumab and risankizumab used synthesized comparator antibodies.

Third Quarter 2024 Financial Results
Cash Position: As of September 30, 2024, Spyre had available cash, cash equivalents, and marketable securities of $414.2 million. Net cash used in operating activities was $29.4 million for the third quarter of 2024.
Research and Development (R&D) expenses: R&D expenses totaled $44.7 million for the third quarter of 2024 and $24.7 million for the third quarter of 2023. The increase was primarily driven by nonclinical and clinical development, personnel-related, and manufacturing expenses for the Company's IBD pipeline, offset partially by lower antibody discovery costs.
General and Administrative (G&A) expenses: G&A expenses totaled $10.6 million for the third quarter of 2024 and $8.6 million for the third quarter of 2023. The increase was driven by higher personnel-related expenses, offset partially by lower expenses from legacy Aeglea activities.
Other income (expense): Other expense totaled $13.6 million for the third quarter of 2024 primarily driven by a $18.7 million change in fair value of the contingent value right liability partially offset by $5.2 million of interest earned on the Company's cash and marketable securities. For the third quarter of 2023, other expense totaled $21.8 million, primarily driven by a $25.4 million non-cash forward contract liability expense related to an increase in fair value of the underlying Series A Preferred Stock between June 30, 2023 and the forward contract's settlement on July 7, 2023.
Net Loss: Net loss totaled $69.0 million and $40.1 million for the third quarters of 2024 and 2023, respectively, which includes non-cash stock compensation expense of $13.1 million and $4.8 million for the third quarters of 2024 and 2023, respectively.
About Spyre Therapeutics
Spyre Therapeutics is a clinical-stage biotechnology company that aims to create next-generation of inflammatory bowel disease (IBD) products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches. Spyre's pipeline includes investigational extended half-life antibodies targeting α4β7, TL1A, and IL-23.

For more information, please visit http://spyre.com.
Safe Harbor / Forward Looking Statements
This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical fact are forward-looking statements. These forward-looking statements include statements regarding the Company's future results of operations and financial position, business strategy, including the Company's potential success of developing therapeutics for IBD, the sufficiency of the Company's funding to support the development of its assets, the length of time that the Company believes its existing cash resources will fund its operations, its market size, its potential growth opportunities, its nonclinical and future clinical development activities, clinical trial designs and related regulatory feedback, submission of investigational new drug ("IND") applications and foreign equivalents and further clinical evaluation of therapeutic combinations, the potential efficacy and safety profile of its product candidates, the potential therapeutic benefits and economic value of its product candidates, the timing and results of nonclinical studies and clinical trials, including the commencement of FIH and Phase 2 trials, the timing of data and whether the data demonstrate proof of concept, and the Company's planned regulatory activities including filing of INDs to support development and potential commercialization of product candidates. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” the negatives of these terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the expected or potential impact of macroeconomic conditions, including U.S. elections inflationary pressures, rising interest rates, general economic slowdown or a recession, changes in monetary policy, the prospect of a shutdown of the U.S. federal government, volatile market conditions, financial institution instability, as well as geopolitical instability, including the ongoing military conflict in Ukraine, conflict in Israel and surrounding areas, and geopolitical tensions in China on the Company's operations, the potential impacts of the BIOSECURE Act bill if passed into law and those risks described in the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, as well as in other filings and reports that the Company makes from time to time with the Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The Company undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release to conform these statements to actual results, to reflect changes in the Company’s expectations, or otherwise, except as required by law. You should read press release with the understanding that the Company’s actual results, levels of activity, performance, events, outcomes, and the timing of results and outcomes, and other circumstances may be materially different from what the Company expects.

Contact Information:
Media Contact
Peg Rusconi
peg.rusconi@deerfieldgroup.com
Investor Contact
Eric McIntyre
eric.mcintyre@spyre.com

Spyre Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$71,580	$188,893
Marketable securities	342,647	150,384
Prepaid expenses and other current assets	6,852	2,251
Total current assets	421,079	341,528
Restricted cash	—	322
Other non-current assets	10	9
TOTAL ASSETS	$421,089	$341,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,165	$896
CVR liability	24,740	1,390
Accrued and other current liabilities	13,153	13,108
Related party accounts payable and other current liabilities	14,481	16,584
Total current liabilities	57,539	31,978
Non-current CVR liability	36,160	41,310
TOTAL LIABILITIES	93,699	73,288
Commitments and Contingencies
Series B non-voting convertible preferred stock, $0.0001 par value; 150,000 shares authorized, issued, and outstanding as of December 31, 2023.	—	84,555
STOCKHOLDERS’ EQUITY
Series A non-voting convertible preferred stock, $0.0001 par value; 1,086,341 shares authorized as of September 30, 2024 and December 31, 2023; 346,045 and 437,037 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	146,425	184,927
Series B non-voting convertible preferred stock, $0.0001 par value; 271,625 shares authorized and 16,667 shares issued and outstanding as of September 30, 2024.	9,395	—
Preferred stock, $0.0001 par value; 8,642,034 shares and 8,763,659 shares authorized as of September 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of September 30, 2024 and December 31, 2023.	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 51,395,608 shares and 36,057,109 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	12	10
Additional paid-in capital	1,086,237	763,191
Accumulated other comprehensive income	1,457	302
Accumulated deficit	(916,136)	(764,414)
TOTAL STOCKHOLDERS’ EQUITY	327,390	184,016
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$421,089	$341,859

Spyre Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Development fee and royalty	$—	$—	$—	$886
Total revenue	—	—	—	886

Operating expenses:
Research and development (1)	44,744	24,660	112,308	55,822
General and administrative	10,648	8,584	35,005	25,874
Acquired in-process research and development	—	(298)	—	130,188
Gain on sale of in-process research and development asset	—	(14,609)	—	(14,609)
Total operating expenses	55,392	18,337	147,313	197,275
Loss from operations	(55,392)	(18,337)	(147,313)	(196,389)

Other (expense) income:
Interest income	5,184	1,251	15,536	2,021
Change in fair value of forward contract liability	—	(25,360)	—	(83,530)
Other (expense) income, net	(18,802)	2,342	(19,895)	2,262
Total other (expense) income	(13,618)	(21,767)	(4,359)	(79,247)
Loss before income tax expense	(69,010)	(40,104)	(151,672)	(275,636)
Income tax (expense) benefit	(18)	(3)	(50)	26
Net loss	$(69,028)	$(40,107)	$(151,722)	$(275,610)

Net loss per share, basic and diluted	$(1.36)	$(9.34)	$(3.43)	$(69.57)
Weighted-average common shares outstanding, basic and diluted	50,889,433	4,293,812	44,263,746	3,961,546
(1)Includes $7.7 million and $34.2 million in related party expenses for the three and nine months ended September 30, 2024, respectively, and $19.4 million and $20.8 million related party expenses for the three and nine months ended September 30, 2023, respectively.